QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 24

Power of Attorney

        Each of the undersigned directors and/or officers of Scott's Liquid Gold-Inc. (the "Company") hereby authorizes Mark E. Goldstein, Jeffrey R. Hinkle, Jeffry B. Johnson, and Dennis P. Passantino, and each of them, as their true and lawful attorneys-in-fact and agents (1) to sign in the name of the undersigned and file with the Securities and Exchange Commission the Company's annual report on Form 10-K, for the fiscal year ended December 31, 2002, and any amendments to such annual report; and (2) to take any and all actions necessary or required in connection with such annual report to comply with the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Signature	Title	Date

/s/ MARK E. GOLDSTEIN Mark E. Goldstein	Director, Chairman of the Board, Chief Executive Officer and President	2/25/03
/s/ JEFFREY R. HINKLE Jeffrey R. Hinkle	Director, Vice President—Marketing	2/25/03
/s/ JEFFRY B. JOHNSON Jeffry B. Johnson	Director, Treasurer, Chief Financial Officer and Assistant Corporate Secretary	2/5/03
/s/ DENNIS P. PASSANTINO Dennis P. Passantino	Director, Vice President—Operations and Corporate Secretary	2/17/03
/s/ CARL A. BELLINI Carl A. Bellini	Director	2/25/03
/s/ DENNIS H. FIELD Dennis H. Field	Director	2/6/03

QuickLinks

  EXHIBIT 24